WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>     UT
<LEGEND> THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE UNAUDITED CONSOLIDATED BALANCE SHEET AND RELATED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS OF NATIONAL GRID USA, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>     1,000

<FISCAL-YEAR-END>     MAR-31-2000
<PERIOD-END>     MAR-31-2000
<PERIOD-TYPE>     12-MOS
<BOOK-VALUE>     PER-BOOK
<TOTAL-NET-UTILITY-PLANT>     2,565,145
<OTHER-PROPERTY-AND-INVEST>     258,636
<TOTAL-CURRENT-ASSETS>     1,479,562
<TOTAL-DEFERRED-CHARGES>     3,338,176     <F1>
<OTHER-ASSETS>     0
<TOTAL-ASSETS>     7,641,519
<COMMON>          59,355
<CAPITAL-SURPLUS-PAID-IN>     3,978,561
<RETAINED-EARNINGS>     2,171
<TOTAL-COMMON-STOCKHOLDERS-EQ>     4,040,087
<PREFERRED-MANDATORY>     0
<PREFERRED>     19,480     <F2>
<LONG-TERM-DEBT-NET>     1,009,712
<SHORT-TERM-NOTES>     38,500
<LONG-TERM-NOTES-PAYABLE>     0
<COMMERCIAL-PAPER-OBLIGATIONS>     0
<LONG-TERM-DEBT-CURRENT-PORT>     47,009
<PREFERRED-STOCK-CURRENT>     0
<CAPITAL-LEASE-OBLIGATIONS>     0
<LEASES-CURRENT>     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>     2,486,731
<TOT-CAPITALIZATION-AND-LIAB>     7,641,519
<GROSS-OPERATING-REVENUE>     2,709,560
<INCOME-TAX-EXPENSE>     93,723
<OTHER-OPERATING-EXPENSES>     2,389,078
<TOTAL-OPERATING-EXPENSES>     2,482,801
<OPERATING-INCOME-LOSS>     226,759
<OTHER-INCOME-NET>     7,035
<INCOME-BEFORE-INTEREST-EXPEN>     233,794
<TOTAL-INTEREST-EXPENSE>     82,744
<NET-INCOME>     144,304
<PREFERRED-STOCK-DIVIDENDS>     1,090     <F2>
<EARNINGS-AVAILABLE-FOR-COMM>     144,304
<COMMON-STOCK-DIVIDENDS>     143,739
<TOTAL-INTEREST-ON-BONDS>     69,875
<CASH-FLOW-OPERATIONS>     N/A
<EPS-BASIC>     0     <F3>
<EPS-DILUTED>     0     <F3>

<F1>Total deferred charges includes other assets and goodwill, net of amortizati
on.
<F2>Preferred stock reflects preferred stock of subsidiaries.  Preferred stock dividends reflect preferred stock dividends of subsidiaries.
<F3>     Per share data is not relevant because the Company's common stock is wholly owned by The National Grid Group plc.